SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934  (AMENDMENT NO.        )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /  /

CHECK THE APPROPRIATE BOX:
/  /                          Preliminary Proxy Statement   /  /
Confidential, for Use of the Commission
                                 Only (as permitted by Rule 14a-6(e)(2))
/X/                           Definitive Proxy Statement
/  /                          Definitive Additional Materials
/  /                          Soliciting Material Pursuant to Rule 14a-
11(c) or Rule 14a-12

                          AMERISTAR CASINOS, INC.
             (Name of Registrant as Specified in Its Charter)


                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/No fee required.
/  /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
   0-11.
     (1)    Title of each class of securities to which transaction
       applies:
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     (3)    Per unit price of other underlying value of transaction
       computed pursuant to Exchange Act Rule 0-11
       (Set forth the amount on which the filing fee is calculated and state how it was determined):



     (4)    Proposed maximum aggregate value of transaction:

     (5)    Total fee paid:


/  /    Fee paid previously with preliminary materials.
/  /    Check box if any part of the fee is offset as provided by Exchange
   Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
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                             AMERISTAR CASINOS, INC.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON JUNE 6, 1997


To the Stockholders of
Ameristar Casinos, Inc.

     The Annual Meeting of Stockholders of Ameristar Casinos, Inc. will be held at 3:00 p.m. (local time) on Friday, June 6, 1997, in the Iowa Room at Ameristar Casino Hotel Council Bluffs, located at 2200 River Road, Council Bluffs, Iowa 51501 for the following purposes:

     1. To elect two Class B Directors, each to serve for a three-year term;

     2. To approve amendments to the Company's Management Stock Option Incentive Plan (the "Management Option Plan") to increase the number of shares of Common Stock available for issuance upon the exercise of stock options under the Management Option Plan from
          1.0 million to 1.6 million and to expand the eligibility provisions of the Management Option Plan to include non-employee directors of the Company; and

     3. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 is enclosed herewith.

     The Board of Directors has fixed the close of business on May 9, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                         By order of the Board of Directors



                         Craig H. Neilsen
                         President and
                         Chief Executive Officer
Las Vegas, Nevada
May 9, 1997
                             AMERISTAR CASINOS, INC.
                        3773 Howard Hughes Parkway
                              Suite 490 South
                         Las Vegas, Nevada  89109
                              (702) 567-7000

                              PROXY STATEMENT

                            GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameristar Casinos, Inc. ("ACI" or the "Company"), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Friday, June 6, 1997, and any adjournments or postponements thereof (the "Annual Meeting").

     Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of ACI a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND THE AMENDMENTS TO THE MANAGEMENT OPTION PLAN.

     In addition to soliciting proxies by mail, Company officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by ACI. Although there are no formal agreements to do so, it is anticipated that ACI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

     Only stockholders of record at the close of business on Friday, May 9, 1997 are entitled to receive notice of and to vote at the Annual Meeting. On April 30, 1997, ACI had outstanding 20,360,000 shares of Common Stock, which constituted all of the outstanding voting securities of ACI. Each share outstanding on the record date is entitled to one vote on each matter. A majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote.

     Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election. The approval of the amendments to the Management Option Plan are subject to the requirements of The Nasdaq Stock Market, Inc. for the designation of the Common Stock as a National Market Security and will require the vote of a majority of the votes cast on such proposal. In order to maintain the ability to grant incentive stock options under the Management Option Plan, the approval of the amendments to the Management Option Plan is further subject to the requirements of the Internal Revenue Code of 1986, as amended, and will require the vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of the outstanding
      Common Stock is, either in person or by proxy, present and voting  on the proposal to approve the amendments to the Management Option Plan. Generally, the affirmative vote of a majority of the shares present at the Annual Meeting would be required for any other items which might be submitted to the stockholders for consideration at the Annual Meeting.

     Craig H. Neilsen, the Chairman of the Board, President and Chief Executive Officer of the Company, beneficially owns 17,700,000 shares of the Company's Common Stock, which represents 86.9% of the voting power of the Company as of April 30, 1997. Mr. Neilsen intends to vote all such shares in favor of the persons nominated by the Board of Directors and the amendments to the Management Option Plan.

     It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about May 12, 1997.
                                 PROPOSAL NO. 1
                           ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Articles of Incorporation provide that the Board of Directors shall be classified, with respect to the time for which the directors severally hold office, into three classes, as nearly equal in number as possible as the total number of directors constituting the entire Board permits. The Board of Directors is now composed of five members, and each of the two Class B Directors whose term is expiring in 1997 is being
nominated  for reelection by the Company as described below.   Biographical
information concerning the nominees and the other directors of the Company is set forth under the caption "Management -- Directors and Executive
Officers."   See  "Security  Ownership of  Certain  Beneficial  Owners  and
Management"  for  information regarding such person's  holdings  of  Common
Stock.

     The Board of Directors has nominated the incumbent Class B directors to be elected for a term expiring at the 2000 Annual Meeting of Stockholders, and until, in each case, such person's successor has been duly elected and qualified or until his earlier death, resignation or removal. The incumbent Class B Directors nominated are:

                              PAUL I. CORDDRY
                           THOMAS M. STEINBAUER

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the persons named as proxies will vote instead for such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

      DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of April 15, 1997 with regard to each of the directors and executive officers of the Company. The terms of office of the Class A, B and C Directors expire in 1999, 1997 and 1998, respectively.

      NAME          AGE                     POSITION


Craig H. Neilsen     55     Chairman of the Board, President and
                            Chief Executive Officer and Class C
                            Director
John R. Spina        47     Executive Vice President of Operations
                            and Class A Director
Thomas M.            46     Senior Vice President of Finance,
Steinbauer                  Treasurer and Class B Director
Brian E. Katz        43     Senior Vice President, General Counsel
                            and Secretary
Paul I.              60     Class B Director
Corddry(1)(2)
Larry A.             48     Class A Director
Hodges(1)(2)

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.


     Mr. Neilsen has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception in August 1993. Since May 1984, Mr. Neilsen has been the President and Chairman of the Board of Directors of Cactus Petes, Inc. ("CPI"). Mr. Neilsen has also been the President and sole director of Ameristar Casino Vicksburg, Inc. ("ACVI"), Ameristar Casino Council Bluffs, Inc. ("ACCBI") and Ameristar Casino Las Vegas, Inc. ("ACLVI") since their respective dates of inception. CPI, ACVI, ACCBI and ACLVI are wholly owned subsidiaries of the Company. Mr. Neilsen has been actively involved in the development since 1993 of the Company's Ameristar Vicksburg, Ameristar Council Bluffs and The Reserve projects and the major expansions since 1985 of the Company's Cactus Petes and Horseshu Casino-Hotels. Mr. Neilsen also owns a controlling interest in several other closely held entities, most of which are engaged in real estate development and management operations unrelated to the business of the Company. Since 1987, Mr. Neilsen has devoted substantially all of his business time to the affairs of the Company and its subsidiaries.

     Mr. Spina has been Executive Vice President of Operations of the Company since April 1995 and a director of the Company since November 1995. He has been a Vice President of each of CPI, ACVI and ACCBI since May 1995. From July 1994 until March 1995, Mr. Spina was President of Condado Plaza and Vice President of Williams Hospitality, the owner and operator, respectively, of the Condado Plaza Hotel Casino in San Juan, Puerto Rico. Prior thereto, Mr. Spina worked in the Atlantic City, New Jersey hotel-casino industry, serving first as Executive Vice President and Chief Operating Officer of Resorts International Casino Hotel, Inc. from December 1988 to November 1993 and more recently as Senior Vice President of Greate Bay Hotel and Casino, owner and operator of the Sand's Hotel and Casino, from March 1994 to July 1994.

           Mr. Steinbauer has been Senior Vice President of Finance of  the
Company since May 1995 and Treasurer and a director of the Company since its inception. He served as Vice President of Finance and Administration and Secretary of the Company from its inception until May 1995. He has served as the Secretary and the Treasurer of each of CPI and ACVI since November 1992 and September 1992, respectively. Mr. Steinbauer has served as Vice President, Secretary and Treasurer of each of ACCBI and ACLVI since July 1994 and May 1996, respectively. Mr. Steinbauer has more than 20 years of experience in the gaming industry in Nevada and elsewhere. From April 1989 to January 1991, Mr. Steinbauer was Vice President of Finance for Las Vegas Sands, Inc., the owner of the Sands Hotel & Casino in Las Vegas. From August 1988 to April 1989, he worked for McClaskey Enterprises as the General Manager of the Red Lion Inn & Casino, handling the day-to-day operations of seven different hotel and casino properties in northern Nevada. Mr. Steinbauer was Property Controller of Bally's Reno from 1987 to 1988. Prior to that time, Mr. Steinbauer was employed for 11 years by the Hilton Corporation and rose from an auditor to be the Casino Controller of the Flamingo Hilton in Las Vegas and later the Property Controller of the Reno Hilton.

     Mr. Katz has been General Counsel of the Company since May 1994 and Senior Vice President and Secretary of the Company since May 1995. He was a Vice President of the Company from May 1994 until May 1995. From May 1979 to May 1994, Mr. Katz was an attorney with the law firm of Ray, Quinney & Nebeker in Salt Lake City, Utah, which firm has provided and continues to provide legal services to the Company.

     Mr. Corddry became a Director of the Company in March 1994. Mr. Corddry served for 28 years with H. J. Heinz Company ("Heinz"), retiring from his position as Senior Vice President-Europe in August 1992. Prior to that position, Mr. Corddry served as Senior Vice President in charge of several Heinz domestic affiliates, President of Ore-Ida Foods, Inc., a wholly owned subsidiary of Heinz, and General Manager of Product Marketing. Mr. Corddry was also a member of the Board of Directors of Heinz from September 1986 until his retirement. Prior to joining Heinz, he held various brand management positions with Proctor & Gamble Co. Mr. Corddry has served as a director of Albertson's, Inc., a major operator of grocery stores, since 1987. He is also a member of the Board of Trustees of the American University in Cairo and Albertson's College of Idaho. Mr. Corddry has previously served on the boards of numerous food industry-related associations and educational, cultural and medical facilities, foundations and associations among other organizations.

     Mr. Hodges became a Director of the Company in March 1994. Mr. Hodges has more than 29 years of experience in the retail food business. In April 1994, he became President and Chief Executive Officer of Mrs. Fields Inc., after serving as President of Food Barn Stores, Inc. from July 1991 to March 1994. He has been a director of Mrs. Fields Inc. since April 1993. From February 1990 to October 1991, Mr. Hodges served as president of his own company, Branshau Inc., which engaged in the business of providing management consulting services to food makers and retailers. Earlier, Mr. Hodges was with American Stores Company for 25 years, where he rose to the position of President of two substantial subsidiary corporations. Mr. Hodges' first management position was as Vice President of Marketing for Alpha Beta Co., a major operator of grocery stores in the West.

     Officers serve at the discretion of the Board of Directors.

      BOARD OF DIRECTORS AND COMMITTEES

     Directors are elected to serve staggered three-year terms and until their successors are duly elected and qualified. Each Director who is not otherwise employed by the Company receives an annual Director's fee of $25,000 plus $1,000 for each Board meeting (and each Board committee meeting held other than in conjunction with a Board meeting) attended in person. Outside directors also participate in the Company's Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). However, if the proposed amendments to the Management Option Plan are approved by the stockholders at the Annual Meeting, the Non-Employee Director Plan will terminate and outside directors will thereafter be eligible to participate in the Management Option Plan. The Company also reimburses each Director for reasonable out-of-pocket expenses incurred in his capacity as a member of the Board of Directors or committees thereof. No payments are made for participation in telephone meetings of the Board of Directors or its committees or actions taken in writing. The Board of Directors held five meetings during 1996.

     The members of the Audit Committee of the Board of Directors are Messrs. Corddry and Hodges. The Audit Committee held four meetings during 1996. The functions of the Audit Committee are primarily to recommend the selection of the Company's independent public accountants, discuss with them the scope of the audit, review audited financial statements, consider matters pertaining to the Company's accounting policies and internal controls and provide a means for direct communication between the independent public accountants and the Board of Directors.

     The members of the Compensation Committee of the Board of Directors are Messrs. Corddry and Hodges. The Compensation Committee held two meetings during 1996. The functions of the Compensation Committee are to review and recommend salary and bonus levels of executive officers, to review periodically, and make recommendations with respect to, the compensation structure of the Company, and to administer the Company's stock option plan.

     The Company has no nominating committee or committee performing similar functions.

     Each Director attended at least 75% of the total number of the meetings of the Board of Directors and each committee thereof on which such Director served held during the year ended December 31, 1996.

PAGE
      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 15, 1997 with respect to persons known by the Company to be beneficial owners of more than five percent of the Common Stock of the Company, as well as beneficial ownership by the Directors of the Company, the executive officers named in the Summary Compensation Table below, and all executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned, unless otherwise indicated.

                                     COMMON STOCK       PERCENT OF
                                     BENEFICIALLY      OUTSTANDING
NAME OF BENEFICIAL OWNER                OWNED        COMMON STOCK(1)


Craig H. Neilsen                   17,700,000(2)     86.9%
John R. Spina                          27,000(3)         -
Thomas M. Steinbauer                   50,500(3)(4)      -
Brian E. Katz                          36,000(3)         -
Paul I. Corddry                        15,000(3)         -
Larry A. Hodges                         7,500(3)         -
All executive officers and
directors as a group (6 persons)   17,836,000        87.1%
  as a group (6 persons)

(1) Other than Mr. Neilsen, each beneficial owner listed owns less than 1% of the outstanding Common Stock.
(2) Includes shares held by Mr. Neilsen as sole trustee of the Testamentary Trust created under the Last Will and Testament of Ray Neilsen, dated October 9, 1963. Gwendolyn Anderson, Mr. Neilsen's mother, is the only beneficiary of this trust other than Mr. Neilsen. Mr. Neilsen's mailing address is c/o Ameristar Casinos, Inc., 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109.
(3) Includes the following number of shares which may be acquired within 60 days by the following persons upon exercise of options held by such persons: Mr. Spina - 27,000 shares; Mr. Steinbauer - 50,000 shares; Mr. Katz - 35,000 shares; Mr. Corddry - 4,000 shares; and Mr. Hodges - 4,000 shares.
(4) Includes 300 shares held jointly by Mr. Steinbauer with his wife and with respect to which Mr. and Mrs. Steinbauer have shared voting and investment power.
                                 PROPOSAL NO. 2
                   AMENDMENTS TO MANAGEMENT OPTION PLAN

INTRODUCTION

     Subject to stockholder approval, the Board of Directors has adopted amendments to the Company's Management Stock Option Incentive Plan (the "Management Option Plan") to increase from 1.0 million to 1.6 million the number of shares of Common Stock that may be issued or delivered upon the exercise of stock options that may be granted under the Management Option Plan and to expand the eligibility provisions of the Management Option Plan to include the Company's non-employee directors. As of April 15, 1997, no shares of Common Stock had been issued upon the exercise of stock options under the Management Option Plan and stock options exercisable for 560,000 shares of Common Stock under the Management Option Plan were outstanding, leaving an aggregate of 440,000 shares of Common Stock under the
1.0 million share limit available for issuance or delivery upon the exercise of stock options that may be granted in the future, assuming that all of the currently outstanding stock options are exercised in full.

     Since the Management Option Plan was adopted in 1993, the Company has expanded with the openings of Ameristar Vicksburg and Ameristar Council Bluffs, and the construction and opening of The Reserve will result in additional growth of the Company. The number of employees of the Company has increased from 1,021 as of November 3, 1993 to 3,189 as of March 15, 1997. Additional employees will be added as warranted by increases in operations of the Company.

     In addition to the increase in the overall workforce of the Company, the growth of the Company has resulted in, and is expected to continue to result in, a need to expand the senior and middle management of the Company. A significant portion of the compensation of employees at these levels generally, and in the gaming industry in particular, typically is comprised of stock-based compensation, which has the effect of providing an incentive to such employees to increase the profitability and income of the Company, thereby aligning their interests with those of the stockholders of the Company.

     In order to allow the Company to attract and retain qualified personnel at all levels, the Board of Directors believes it is advisable to increase the number of shares of Common Stock that may be issued or delivered upon the exercise of stock options under the Management Option Plan from 1.0 million to 1.6 million. Such number of shares would constitute approximately 7.9 percent of the number of shares outstanding at April 30, 1997. Accordingly, on September 4, 1996, the Board of Directors adopted resolutions for the amendment and restatement of the Management Option Plan providing for an increase in the number of shares of Common Stock subject to the Management Option Plan to 1.6 million.

     The amendments adopted by the Board of Directors also expand the eligibility provisions of the Management Option Plan to include non-
employee directors of the Company, subject to the approval of the stockholders. Previously, the non-employee directors have been ineligible to participate in the Management Option Plan in order to satisfy the requirements of Rule 16b-3 ("Rule 16b-3") of the SEC to exempt certain stock option grants to executive officers and directors of the Company from short swing profit disgorgement liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Non-employee directors have instead participated in the Company's 1993 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), which provides for grants of stock options on a formula basis intended to qualify the Management Option Plan and the Non-Employee Director Plan for exemption under Rule 16b-3. This formula provided for the annual grant of 10-year options to each non-employee director exercisable for 1,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant and a vesting date of one year following the grant date. On May 31, 1996, the SEC adopted an amended version of Rule 16b-3, which became effective with respect to the Company on September 4, 1996. Rule 16b-3, as amended, permits participation in a discretionary-grant stock option plan (such as the Management Option Plan) by the non-employee directors responsible for administering the plan. Accordingly, the Board of Directors has adopted a resolution terminating the Non-Employee Director Plan effective upon the date of approval by the stockholders of the Company of the amendment to the Management Option Plan increasing the number of shares that may be issued under the Management Option Plan and expanding the eligibility provisions of the Management Option Plan to include the non-employee directors. The termination of the Non-Employee Director Plan will have no effect on stock options currently outstanding under the Non-Employee Director Plan.

     The other amendments to the Management Option Plan adopted by the Board of Directors make certain other changes to conform the terms of the Management Option Plan to the conditions of Rule 16b-3, as recently amended, clarify and expand the means by which a stock option may be exercised, and make certain other changes in light of changes in law, regulation or interpretation of legal requirements in recent years. These amendments were effective upon adoption by the Board of Directors and are not being submitted to the stockholders for approval.

     The amendment and restatement of the Management Option Plan became effective on September 4, 1996; provided, however, that the adoption of the amendments to the Management Option Plan to increase the number of shares that may be issued or delivered upon the exercise of stock options under the Management Option Plan from 1.0 million to 1.6 million and to expand the eligibility provisions to include non-employee directors are subject to the approval of the stockholders of the Company by the vote of a majority of the outstanding shares of Common Stock not later than 12 months after the date of adoption of the amendment and restatement of the Management Option Plan by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS OF THE COMPANY THE APPROVAL OF THE ADOPTION OF THE AMENDMENTS TO THE MANAGEMENT OPTION PLAN.

SUMMARY OF PRINCIPAL PROVISIONS OF THE MANAGEMENT OPTION PLAN

     The following summary of the Management Option Plan, as amended and restated, is qualified in its entirety by reference to the full text of the Management Option Plan, which is attached as Appendix A to this Proxy Statement.

     Purpose. The purpose of the Management Option Plan is to further the interests of the Company by encouraging and enabling selected officers, directors, employees, consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options intended to be granted under the Management Option Plan.

           Types  of  Options.   The Management Option  Plan  provides  for
awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options.

     Shares. The total number of shares of Common Stock available for distribution under the Management Option Plan is 1.6 million. Shares awarded under the Management Option Plan may be authorized and unissued shares or treasury shares. If shares subject to an option under the Management Option Plan cease to be subject to such option, such shares will again be available for future distribution under the Management Option Plan.

     Administration. The Management Option Plan is administered by the Board of Directors of the Company (the "Board") or, in the discretion of the Board, a committee of at least two directors of the Company appointed by the Board, all of which members are both "non-employee directors" (as such term is defined in Rule 16b-3) and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto ("Section 162(m)"). Such committee, if any, as shall be designated to administer the Management Option Plan or the Board is hereinafter referred to as the "Committee." Notwithstanding any provision of the Management Option Plan to the contrary, if such a committee has been designated to administer the Management Option Plan, all actions with respect to the administration of the Management Option Plan in respect of the members of such committee shall be taken by the Board. Currently, the Management Option Plan is administered by the Compensation Committee of the Board.

     The Committee is authorized to, among other things, set the terms of options to participants and waive compliance with the terms of such options. The provisions attendant to the grant of an option under the
Management Option Plan may vary from participant to participant. The Committee has the authority to interpret the Management Option Plan and adopt administrative regulations. The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities under the Management Option Plan, except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee must specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers. The Committee has made such a delegation of authority to Craig H. Neilsen, the Chairman of the Board, President and Chief Executive Officer and a principal stockholder of the Company.

     Participation. The Committee may grant options to any person who is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of Ameristar Casinos, Inc. or any of its subsidiaries. The participants in the Management Option Plan are selected from among those eligible in the sole discretion of the Committee.

     Terms of Stock Options. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines, provided that no participant may be granted stock options under the Management Option Plan for more than an aggregate of 200,000 shares of Common Stock. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines. The exercise price of stock options is determined by the Committee. ISOs are also subject to restrictions as to exercise period and exercise price as required by the Code.

           Payment of the exercise price may be made in such manner as  the
Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to outstanding options under the Management Option Plan.

     Unless otherwise determined by the Committee at any time with respect to any particular non-qualified stock option, all stock options granted under the Management Option Plan expire 90 days after the date of the optionee's termination of employment or other relationship with the Company for any reason other than death or permanent disability and one year after the optionee's termination of employment or other relationship by reason of death or permanent disability (but not, in either case, later than the scheduled expiration date). The termination of employment or other relationship of an optionee does not accelerate or otherwise affect the number of shares with respect to which a stock option may be exercised, which shall be limited to that number of shares which could have been purchased pursuant to the option had the option been exercised by the optionee on the date of such termination of employment or other relationship. In the case of death, options may be exercised by the person or persons to whom the rights under the options pass by will or by the laws of descent or distribution.

     No option will be exercisable if such exercise would create a right of recovery for "short swing" profits under Section 16(b) of the Exchange Act, unless such restriction is expressly waived by the holder of the option.

     A stock option agreement with respect to a non-qualified option may permit an optionee to transfer the stock option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners if (i) the agreement setting forth the stock option expressly provides that the option may be transferred only with the express written consent of the Committee, and (ii) the optionee does not receive any consideration in any form whatsoever for such transfer. Any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to the option immediately prior to its transfer. Except as described above, stock options are not transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     Amendment and Termination. No options may be granted under the Management Option Plan more than 10 years after the date of approval of the adoption of the Management Option Plan by the stockholders of the Company. The Board may discontinue the Management Option Plan at any earlier time and may amend it from time to time, except that no amendment or discontinuation may adversely affect any outstanding award without the holder's written consent. Amendments may be made without stockholder approval except as required to satisfy any applicable mandatory legal or regulatory requirements, or as required for the Management Option Plan to satisfy the requirements of Section 162(m), Section 422 of the Code or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Management Option Plan to satisfy any such requirements.

     Adjustment. If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares available for distribution under the Management Option Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options
      and the aggregate number of shares with respect to which options  may be granted to a single participant will be appropriately adjusted by the Committee.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax aspects of awards made under the Management Option Plan based upon the laws in effect on April 15, 1997.

     Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of the participant's employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon the exercise of an ISO for at least two years from the date of grant and one year from the transfer of the shares to the participant, then generally: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain; and (b) no deduction will be allowed to the employer corporation for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above (a "disqualifying disposition"), then generally: (a) the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on disposition of the shares) over the option exercise price; and (b) the employer corporation will be entitled to deduct any such recognized amount. Any further gain recognized by the participant on such disposition generally will be taxed as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, but such additional amounts will not be deductible by the employer corporation.

     According to proposed Treasury Regulations, in general, no gain or loss will be recognized by a participant who uses shares of Common Stock rather than cash to exercise an ISO. A number of new shares of Common Stock acquired equal to the number of shares surrendered will have a basis and capital gain holding period equal to those of the shares surrendered (although such shares will be subject to new holding periods for disqualifying disposition purposes beginning on the acquisition date). To the extent new shares of Common Stock acquired pursuant to the exercise of the ISO exceed the number of shares surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the ISO is exercised. The use of Common Stock acquired through exercise of an ISO to exercise an ISO will constitute a disqualifying disposition with respect to such Common Stock if the applicable holding period requirement has not been satisfied.

     Non-Qualified Stock Options. Except as noted below with respect to officers and directors subject to Section 16 of the Exchange Act ("Insiders"), with respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted;
(b) generally upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise and the employer corporation will be entitled to a tax deduction in the same amount, to the extent that such income is considered reasonable compensation; and (c) at disposition, any appreciation after the date of exercise generally is treated either as short-term or long-term capital gain, depending on whether the shares were held by the participant for more than one year, and such appreciation is not deductible by the employer corporation.

     No gain or loss will be recognized by a participant with respect to shares of Common Stock surrendered to exercise a non-qualified stock option. A number of new shares acquired equal to the number of shares surrendered will have a tax basis and capital gain holding period equal to those of the shares surrendered. The participant will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (except as noted below with respect to Insiders). Such additional shares will be deemed to have been acquired on the date of such recognition of income and will have a tax basis equal to their fair market value on such date.

     Special Rules Applicable to Insiders. If an Insider exercises a non-qualified stock option within six months of its grant, the income recognition date is generally the date six months after the date of grant, unless the Insider makes an election under Section 83(b) of the Code to recognize income as of the date of exercise. The Insider recognizes ordinary income equal to the excess of the fair market value of the shares on the income recognition date over the option exercise price, and the holding period for treating any subsequent gain as long-term capital gain begins on the income recognition date.

     Withholding Taxes. A participant in the Management Option Plan may be required to pay the employer corporation an amount necessary to satisfy the applicable federal and state law requirements with respect to the withholding of taxes on wages, or to make some other arrangements to comply with such requirements. The employer has the right to withhold from salary or otherwise to cause a participant (or the executor or administrator of the participant's estate or the participant's distributee or transferee) to make payment of any federal, state, local or other taxes required to be withheld with respect to any award under the Management Option Plan. The Management Option Plan authorizes the Committee to permit participants to use the shares of Common Stock already owned or subject to outstanding
options   under   the   Management  Option  Plan  to  satisfy   withholding
obligations.

     Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant in the Management Option Plan recognizes ordinary income from awards under the Management Option Plan, to the extent that such income is considered reasonable compensation and currently deductible (and not capitalized) under the Code. However, Section 162(m) limits to $1 million the annual tax deduction that the Company and its subsidiaries can take with respect to the compensation of each of certain executive officers unless the compensation qualifies as "performance based" or certain other exemptions apply.

BENEFITS AND GRANTS UNDER THE MANAGEMENT OPTION PLAN

     Since the original adoption of the Management Option Plan in November 1993 through April 15, 1997, the Company has granted non-qualified options exercisable for a total of 560,000 shares of Common Stock to employees at exercise prices aggregating $3,478,780 (not including options on 192,500 shares granted to former employees that did not vest or expired unexercised). The market value of the shares of Common Stock underlying such options as of April 15, 1997 totaled $2,730,000. All of the outstanding options vest ratably over a five-year period on the anniversary of either the date of grant or the optionee's employment commencement date and are exercisable from the date of vesting to the date that is 10 years from either the date of grant or the optionee's employment commencement date, subject to earlier termination in certain circumstances.

           The  following table sets forth the number  of  options  granted under the Management Option Plan and the Non-Employee Director Plan since their adoption in November 1993 to the persons and groups identified therein.


                               OPTION GRANTS


                                       OPTIONS        OPTIONS
                                       GRANTED        GRANTED
     NAME AND POSITION                  UNDER       UNDER NON-
                                      MANAGEMENT     EMPLOYEE
                                        OPTION       DIRECTOR
                                       PLAN(1)        PLAN(1)


     Craig H. Neilsen, Chairman of
       the Board, President and
       Chief Executive Officer                0             0

     John R. Spina, Executive Vice
       President of
       Operations and Director          100,000             0

     Thomas M. Steinbauer, Senior
       Vice President of Finance,
       Treasurer and Director           100,000             0

     Brian E. Katz, Senior Vice
       President, General
       Counsel and Secretary             75,000             0

     Paul I. Corddry, Director                0         4,000

     Larry A. Hodges, Director                0         4,000

     All current executive officers
       as a group (4 persons)           275,000             0

     All current directors who are
       not executive officers, as a
       group (2 persons)                      0         8,000

     All employees, other than
       executive officers,
       officers, as a group             285,000             0


(1) No options have been granted to any associate of any executive officer or director of the Company, except as set forth in the above table.
                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of Ameristar Casinos, Inc. consists of Larry A. Hodges and Paul I. Corddry. Neither is an employee or officer of the Company or of any of its subsidiaries. The Compensation Committee administers the Management Stock Option Incentive Plan, pursuant to which employees of the Company (including its executive officers) receive stock option grants. It also reviews salaries and other compensation of the executive officers of the Company. None of the actions or recommendations of the Compensation Committee were modified or rejected in 1996 by the Board of Directors.

General Compensation Philosophy

     The Compensation Committee seeks to compensate the Company's executive officers in a fashion that will attract, retain, motivate and appropriately reward those individuals who are responsible for the Company's profitability and growth. The compensation of executive officers has historically been determined primarily on subjective factors and competitive requirements. The Compensation Committee has been working on a bonus plan that will use objective criteria, but it has not yet devised an acceptable plan.

     In 1996 all compensation decisions were based on strictly subjective determinations. Compensation for Company executive officers in 1996 consisted primarily of salary and a discretionary bonus. Executive officers also participated in benefit plans available to employees generally, including a medical plan, a 401(k) plan, and group life insurance.

     In making its determinations as to the amount of cash compensation, the Committee considered, among other things, (i) the Company's financial results during 1996, (ii) the market performance of the Company's stock,
(iii)  the  compensation  paid to the executive officers  in  prior  years,
(iv) the recommendation of Craig H. Neilsen, the Company's chief executive officer, (v) the extraordinary services rendered by the executive officers during the year, (vi) the amount of compensation paid by the Company's competitors to their executive officers and (vii) the increase in the cost of living associated with the relocation of the Company's offices to Las Vegas, Nevada. No specific weight was assigned to any particular factor; however, the Committee believed that competitive pressures required an increase in salaries, and this factor was more heavily weighted. In addition, the Committee did not place significant emphasis on the stock price because of the wide fluctuations in the price during 1996, and instead placed greater emphasis on the increase in profitability of the Company before preopening costs. The Committee did not retain the services of an independent compensation consultant to review the Company's executive compensation policies and levels or to ascertain those of comparable companies.

     No stock options were awarded by the Committee in 1996 to any of the executive officers. The executive officers, other than Mr. Neilsen, were most recently awarded stock options in December 1995, and the Committee believed that the outstanding stock options provided an adequate incentive in 1996 to align the interests of management with those of the stockholders of the Company.

      Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes of most compensation exceeding $1,000,000 in any year paid to the Company's chief executive officer and the four other most highly compensated executive officers of a publicly-traded corporation. The Company was not impacted by Section 162(m) in 1996. In future years, the Compensation Committee intends to take into account the effect of Section 162(m) if the compensation payable to any executive officer approaches $1,000,000. However, the fact that compensation above $1,000,000 may not be deductible for federal income tax purposes will not necessarily preclude the award of such compensation if the Compensation Committee believes it is otherwise justified.

Compensation of Chief Executive Officer

     The Company's chief executive officer is in a unique position in that he owns or controls approximately 87% of the outstanding stock of the Company. He has not been awarded any options to acquire stock under the Company's stock option plan, and the Compensation Committee is not inclined to award him any. The Compensation Committee believes that the interests of the chief executive officer are already aligned with those of the stockholders. In the opinion of the Committee the award of stock options to the chief executive officer will not provide a material incentive to him, particularly since the maximum number of options that can be awarded under the stock option plan is 200,000. The Compensation Committee believes that the chief executive officer must be compensated primarily by cash and by deferred compensation plans. The Company currently does not have any deferred compensation plans, although the Compensation Committee is investigating the options available to it.

     In 1996 the Company's chief executive officer received a salary of $375,000 and a cash bonus of $375,000. These are the same salary and bonus that the chief executive officer has received from the Company or a subsidiary during each full fiscal year since fiscal 1990.

     The  Compensation  Committee  used  strictly  subjective  factors   in
deciding the amount. The Compensation Committee considered a number of factors including (i) the advancement of the Company and its subsidiaries since the chief executive officer assumed leadership in 1983; (ii) the achievements of the Company in 1996, including acquiring The Reserve Hotel and Casino project; (iii) the fact the chief executive officer is also the majority stockholder of the Company and thereby is significantly motivated to create long term increases in stockholder value; (iv) the fact the chief executive officer has not received a raise in his salary or in his cash bonus since 1990; (v) the profitability of the Company in 1996; (vi) the performance of the Company's stock in 1996; and (vii) the fact the chief executive officer requested that his salary and bonus not be increased. No particular weight was given to any factor, although the request of the chief executive officer was a key component in the decision and the Committee balanced certain of the above factors in the same manner as discussed above with respect to the other executive officers of the
Company. There is no quantifiable relationship between the Company's performance and the compensation paid to the chief executive officer.

                                   Compensation Committee
                                   Larry A. Hodges
                                   Paul I. Corddry
      SUMMARY  OF  CASH AND CERTAIN OTHER COMPENSATION OF  NAMED  EXECUTIVE
OFFICERS

     The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994. The "Named Executive Officers" include
(i) each person who served as Chief Executive Officer during 1996 (one person), (ii) each person who (a) served as an executive officer at December 31, 1996, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 1996 and (c) earned total annual salary and bonus compensation in 1996 in excess of $100,000 (three persons), and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1996 (no persons).

                        SUMMARY COMPENSATION TABLE
                                                    LONG-TERM
                      ANNUAL COMPENSATION(1)        COMPENSA-
                                                      TION(4)
                                             OTHER      SHARES
                                            ANNUAL    UNDERLYING ALL OTHER
   NAME AND      FISCAL  SALARY    BONUS    COMPEN-    OPTIONS/   COMPEN-
   CAPACITY       YEAR   ($)(2)     ($)     SATION      SARS      SATION
IN WHICH SERVED                             ($)(3)       (#)       ($)(5)



Craig H.          1996  $375,000  $375,000     -              0    $2,072
Neilsen,          1995  $375,000  $375,000     -              0    $2,986
Chairman of the   1994  $375,000  $375,000     -              0    $5,206
Board, Chief
Executive
Officer and
President

John R. Spina,    1996  $271,155    $115,000   -              0    $2,040
Executive Vice    1995  $153,846    $ 95,000   -        100,000    $    0
President of
Operations

Thomas M.         1996  $199,040    $ 75,000   -              0    $2,040
Steinbauer,       1995  $149,761    $ 65,000   -        100,000    $2,986
Senior Vice       1994  $137,500    $ 50,000   -              0    $4,547
President of
Finance and
Treasurer

Brian E. Katz,    1996  $196,444    $ 75,000    -              0    $2,040
Senior Vice       1995  $140,674    $ 75,000    -         75,000    $    0
President,        1994  $ 72,116    $ 30,000    -         50,000    $    0
General Counsel
and Secretary

(1) Amounts shown include cash compensation earned for the periods reported whether paid or accrued in such periods.
(2) As of April 15, 1997, the current annual salary levels for the Named Executive Officers were: Mr. Neilsen ($375,000); Mr. Spina ($300,000); Mr. Steinbauer ($200,000); and Mr. Katz ($225,000).
(3) During 1996, 1995 and 1994, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(4) In the cases of Messrs. Steinbauer and Katz, the number of shares underlying options/SARs granted in 1995 reflects the repricing of their outstanding options in December 1995 (75,000 shares with respect to Mr. Steinbauer and 50,000 shares with respect to Mr. Katz). The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts in 1996, 1995 or 1994.
(5) The 1996 amounts represent matching contributions under the Company's 401(k) plan. The amounts for prior years represent contributions made by the Company under its profit sharing plan prior to the termination of the plan.

      OPTION GRANTS

     No stock options or stock appreciation rights were granted by the Company to the Named Executive Officers in 1996.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during 1996 and unexercised options held as of the end of the year. The Company has never granted stock appreciation rights.


                      AGGREGATED OPTION/SAR EXERCISES
                    AND 1996 YEAR-END OPTION/SAR VALUES
                                                      .
                                     NUMBER
                                 OF UNEXERCISED        VALUE OF
               SHARES   VALUE   OPTIONS/SARS AT      UNEXERCISED
              ACQUIRED  REAL-     FISCAL YEAR        IN-THE-MONEY
                 ON     IZED         END(#)        OPTIONS/SARS AT
              EXERCISE   ($)                          FISCAL YEAR
    NAME         (#)                                   END($)(1)
                               -------  --------   -------   --------
                               UNEXER-  EXERCIS-   UNEXER-   EXERCIS-
                               CISABLE      ABLE   CISABLE       ABLE

Craig H.          0       $0        0           0    --        --
Neilsen

John R. Spina     0       $0   80,000      20,000    $0        $0

Thomas M.         0       $0   50,000      50,000    $0        $0
Steinbauer

Brian E. Katz     0       $0   50,000      25,000    $0        $0

(1) The values of unexercised in-the-money options have been determined based on the closing price of the Company's Common Stock as reported in the Nasdaq-National Market System on December 31, 1996.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Steinbauer and Spina. Each of the employment agreements has a term of three years, commencing November 15, 1993 in the case of Mr. Steinbauer and April 4, 1995 in the case of Mr. Spina, which are subject to automatic renewal for a two-year period at the end of each term unless terminated by either party with at least three months' prior written notice. Each agreement includes a covenant not to compete for a term of one year after termination of the officer's employment. This covenant applies only to competing activities within a 90-mile radius of the operations of the Company. The agreements provide that in the event an officer's employment is terminated by the Company without "cause" (as defined in the agreements), or by the officer as a result of a reduction in the officer's duties or compensation, such officer would be entitled to a severance payment in an amount equal to six months' base salary.

     The Company has not entered into employment or similar agreements with Messrs. Neilsen or Katz.

     The Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions involving intentional misconduct, fraud or a knowing violation of law), to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors' and officers' liability insurance policy maintained by the Company. These indemnification agreements are separate and independent of indemnification rights under the Company's Bylaws and are irrevocable.

      PERFORMANCE GRAPH

     The following graph presents a comparison of the performance of the Company's Common Stock with that of the Standard & Poor's 500 Stock Index and Salomon Brothers Inc Small Cap Gaming Company Index.

[THE PERFORMANCE GRAPH HAS BEEN OMITTED FROM THIS ELECTRONIC FILING PURSUANT TO RULE 304 OF REGULATION S-T. THE TABLE BELOW PRESENTS THE DATA DEPICTED IN THE PERFORMANCE GRAPH.]


                               Value of $100.00 Investment
                      11/9/93   12/31/93  12/30/94  12/29/95  12/31/96

Ameristar Common      $100.00    $105.68  $  40.91  $  59.09  $  48.86
Stock
S&P 500 Index          100.00     101.33     99.77    133.80    160.92
SBI Small Cap Gaming   100.00      97.18     71.48     79.90     64.67
Co. Index


(1) The graph assumes $100 invested in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Salomon Brothers Inc Small Cap Gaming Company Index on November 9, 1993, the first day of trading of the Common Stock. The comparison assumes that all dividends are reinvested.
(2) The Salomon Brothers Inc Small Cap Gaming Company Index is a straight average (i.e., not weighted with respect to any measure of company size or other factor) of the stock prices of 13 gaming companies. There has not been any change in any index in the preparation of the above graph.
                              CERTAIN TRANSACTIONS

     During 1996, the Company leased certain office space in Twin Falls, Idaho, from Lynwood Shopping Center, a partnership in which Craig H. Neilsen has a controlling equity interest. The Company paid or accrued aggregate rent in 1996 for the office space of approximately $68,811, including $5,267 for amounts accrued in 1995. An additional $44,767 in rents was paid or accrued to Lynwood Shopping Center by CPI in 1996
(including $2,833 for amounts accrued in 1995) for CPI's readerboard sign (which is owned by Lynwood Shopping Center) and space provided for CPI's dealer schoolroom.

     The Twin Falls office space lease with Lynwood Shopping Center was terminated on December 31, 1996 in connection with the relocation of the Company's executive offices to Las Vegas. A portion of this office space has been leased beginning January 1, 1997, by Lynwood Shopping Center to Neilsen & Company (a partnership in which Mr. Neilsen owns a controlling equity interest), which in turn has subleased to ACI and CPI the right to use certain offices in this space and the common areas. ACI's sublease rights terminated on March 31, 1997. CPI continues to occupy these premises. The sublease terms between the Company and Neilsen & Company have not yet been determined. In addition, the Company intends in 1997 to sell certain furniture, fixtures and equipment located at the Twin Falls office to Neilsen & Company on terms to be determined.

     In 1995, CPI agreed to purchase from Neilsen & Company a used forklift that was employed in the construction of Cactus Petes Resort Casino hotel tower from 1989 to 1992, and which subsequently remained with CPI for use in its operations. The $25,000 purchase price paid in 1996 was believed to reflect the market value of the equipment based on estimates obtained from independent companies engaged in the purchase and sale of such equipment. In 1997, CPI plans to purchase from Neilsen & Company certain additional maintenance equipment that has been used by CPI since 1993. Terms for this purchase have not yet been determined.

     The Company leases from Neilsen & Company two condominiums located in Sun Valley, Idaho. The properties are leased by the Company at an aggregate monthly rental rate of $3,500 plus maintenance supply and utility costs. The properties are made available by the Company at no charge to management personnel and certain business associates. The Company believes that the condominiums are a valuable asset in strengthening management morale and maintaining goodwill with important business contacts. Management believes that the rental rate paid by the Company is within the range of rates generally charged for such properties in Sun Valley.

     A portion of the services of a Company employee were provided to Neilsen & Company in 1996. The Company billed Neilsen & Company approximately $27,163 for these services, representing approximately half of the salary and additional payroll burden for this employee. Of the amount billed, approximately $13,104 remained due at December 31, 1996. These arrangements are expected to continue in 1997 until the completion of certain projects being performed by this employee for the Company.

     Mr. Neilsen is the president, director and sole stockholder of Intermountain Express, Inc. ("Intermountain"), a transportation concern that provides CPI with package delivery services between Jackpot and Twin Falls, Idaho. Intermountain contracts with CPI for the use of CPI's drivers and a van owned by CPI. In 1996, CPI paid or accrued a total of $38,080 to Intermountain for package delivery services, and CPI received approximately $8,837 from Intermountain for contracted driver services provided in 1995. Subsequent to December 31, 1996, CPI invoiced Intermountain for $28,523 for contracted driver services and miscellaneous fuel and van maintenance expenses provided or paid by CPI in 1996. Intermountain has requested supporting documentation from CPI to substantiate approximately $9,817 of the invoiced amount. Intermountain owes CPI an additional $11,400 in van rental payments accrued at the rate of $100 per week in 1993, 1994 and early 1995. Van rental payments have not been accrued for the remainder of 1995 and 1996 pending the completion of discussions concerning the possible sale of the van by CPI to Intermountain and the settlement of the outstanding van rental balance. Management believes that the relationships between CPI and Intermountain are beneficial to the Company and, subject to the contemplated modifications concerning the van owned by CPI, these relationships are expected to continue for the indefinite future.

     The Company has adopted a policy requiring transactions with affiliates to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. Each of the above transactions has been approved by the Board of Directors. In the opinion of management, the terms of the above transactions were at least as fair to the Company as could have been obtained from unaffiliated parties.

                                 FORM 10-K

     ACI will furnish without charge to each stockholder, upon written request addressed to ACI c/o Barbara Miller, 3773 Howard Hughes Parkway, Suite 490 South, Las Vegas, Nevada 89109, a copy of its Annual Report on Form 10-K for the year ended December 31, 1996 (excluding the exhibits
thereto),  as  filed  with  the Securities and  Exchange  Commission.   The
Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the year ended December 31, 1996 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to ACI c/o Brian E. Katz, Esq. at the above address.

                       FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 1998 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by ACI not later than December 31, 1997.

                               OTHER MATTERS

     The Company's independent public accountants for the fiscal year ended December 31, 1996 were Arthur Andersen LLP, which firm is expected to be appointed to serve in such capacity for the current year. A representative of Arthur Andersen LLP is expected to be present at the meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

           The Annual Report of ACI for the fiscal year ended December  31,
1996 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

                     PLEASE COMPLETE, SIGN AND RETURN
                        THE ENCLOSED PROXY PROMPTLY

                          AMERISTAR CASINOS, INC.

                         By order of the Board of Directors



                         Craig H. Neilsen
                         President and
                         Chief Executive Officer


Las Vegas, Nevada
April 30, 1997
                                                                 APPENDIX A

                          AMERISTAR CASINOS, INC.
                  MANAGEMENT STOCK OPTION INCENTIVE PLAN
             AS AMENDED AND RESTATED THROUGH SEPTEMBER 4, 1996


1.   PURPOSE

     The purpose of the Ameristar Casinos, Inc. Management Stock Option Incentive Plan is to further the interests of Ameristar Casinos, Inc., a Nevada corporation (the "Company"), and its subsidiaries by encouraging and enabling selected officers, directors, employees, consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options intended to be granted hereunder. Options granted hereunder are either options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2.   DEFINITIONS

     Whenever used herein the following terms shall have the following meanings, respectively:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (c) "Committee" shall mean the Stock Option or Compensation Committee appointed by the Board to administer the Plan, or if no committee has been appointed reference to the "Committee" shall be deemed to refer to the Board.

          (d) "Common Stock" shall mean the Company's Common Stock, $0.01 per value.

          (e) "Company" shall mean Ameristar Casinos, Inc., a Nevada corporation.

          (f) "Employee" shall mean, in connection with Incentive Options, only employees of the Company or any Subsidiary or Parent Corporation of the Company.

          (g) "Fair Market Value Per Share" of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, the Fair Market Value Per Share shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto).

                (h)  "Incentive Option" shall mean an Option granted  under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

          (i) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule.

          (j) "Non-Qualified Option" shall mean an Option granted under the Plan which does not qualify as, or is not designated as, an incentive stock option within the meaning of Section 422 of the Code.

          (k)   "Option"  shall mean an Incentive Option or a Non-Qualified
     Option.

          (l) "Optionee" shall mean any person who has been granted an Option under the Plan.

          (m)   "Outside  Director" shall have the  meaning  set  forth  in
     Section 162(m).

          (n)   "Parent  Corporation" shall have the meaning set  forth  in
     Section 424(e) of the Code.

          (o) "Permanent Disability" shall mean termination of a Relationship with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of
     Section 22(e)(3) of the Code.

          (p) "Plan" shall mean the Ameristar Casinos, Inc. Management Stock Option Incentive Plan, as amended and restated hereby.

          (q) "Relationship" shall mean that the Optionee is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of the Company or any Subsidiary of the Company.

          (r)   "Section  162(m)"  means Section 162(m)  of  the  Code  and
     Section 1.162-27 of the Treasury Regulations or any successor provision(s) thereto.

          (s)    "Subsidiary"  shall  have  the  meaning   set   forth   in
     Section 424(f) of the Code.

3.   ADMINISTRATION

          (a)   The Plan shall be administered either (i) by the Board,  or
     (ii) in the discretion of the Board, by a Committee of at least two directors of the Company appointed by the Board, all of which members are both Non-Employee Directors and Outside Directors, except that the Plan shall be administered by the Board to the extent provided in the last sentence of this Section. Notwithstanding the provisions of the immediately preceding sentence, the requirement for Non-Employee Directors in such sentence shall only apply to the grant of Options to Persons subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the requirement for Outside Directors in such sentence shall only apply to the grant of Options to persons who are "covered employees" within the meaning of Section 162(m). The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies. Notwithstanding any other provision of the Plan to the contrary, if a committee of directors has been designated by the Board to administer the Plan, all actions with respect to the administration of the Plan in respect of the members of such committee shall be taken by the Board.

          (b)    Any   action  of  the  Committee  with  respect   to   the
     administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

          (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares for which an Option may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

          (d) The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

          (e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

          (f) The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to
     Section 16 of the Securities Exchange Act of 1934, as amended. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award, and the Committee may in its discretion specify any other limitations or restrictions on the authority delegated to such officer or officers.

4.   NUMBER OF SHARES SUBJECT TO PLAN

     The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 1,600,000. The shares of Common Stock to be issued or delivered upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the
Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

      5.  ELIGIBILITY AND PARTICIPATION

          (a) Non-Qualified Options may be granted to any person who has a Relationship with the Company or any of its Subsidiaries. Incentive Options may be granted to any Employee. The Committee shall determine the persons to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Optionee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

          (b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan or any other plans of the Company or any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

          (c) In no event shall the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee during the term of the Plan exceed 200,000 shares.

6.   PURCHASE PRICE

     The purchase price of each share covered by each Option shall be determined by the Committee; provided, however, that in the case of an Incentive Option such price shall not be less than 100% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted; and provided further that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of
Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.   DURATION OF OPTIONS

     The expiration date of an Option and all rights thereunder shall be determined by the Committee; provided, however, that the expiration date of an Incentive Option must be within 10 years from the date on which the Incentive Option is granted, unless at the time the Incentive Option is granted the Optionee owns or would be considered to own by reason of
Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, in which case the expiration date of such Incentive Option must be within five years from the date of grant. In the event the Committee does not specify the expiration date of an Option, the expiration date shall be 10 years from the date on which the Option was granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of
Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire five years from the date of grant. Options shall be subject to earlier termination as provided herein.

8.   EXERCISE OF OPTIONS

          (a) An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state, local or other taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction, to satisfy tax withholding requirements or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state, local or other taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Optionee may elect to have any withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the Option being exercised or (ii) delivering to the Company shares of unrestricted Common Stock, which shares shall be valued as provided in Section 9(b).

          (b) No Option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934, as amended. This Section 8(b) is intended to protect persons subject to Section 16(b) against inadvertent violations of Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.

9.   METHOD OF EXERCISE

          (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment of the purchase price for the number of shares being purchased and, if applicable, any federal, state, local or other taxes required to be paid in accordance with the provisions of Section 8(a) hereof. Payment of the purchase price shall be made in such manner as the Committee may provide in the award of the Option, which may include cash (including cash equivalents), delivery of shares of Common Stock already owned by the Optionee or subject to Options under the Plan, any other manner permitted by law as determined by the Committee (including "cashless exercises"), or any combination of the foregoing.

          (b) If any payment is made with shares of Common Stock already owned, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of any shares of Common Stock tendered in payment for any shares being purchased shall be their Fair Market Value Per Share on the date of the exercise, and the value of any shares of Common Stock subject to Options under the Plan that are cancelled in payment for any shares being purchased shall be their Fair Market Value Per Share on the date of the exercise reduced by the exercise price per share provided for in such Option.

          (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate the Optionee's Option with respect to such shares.

10.  NON-TRANSFERABILITY AND LIMITED TRANSFERABILITY OF OPTIONS;
     DISPOSITION OF OPTIONS OR COMMON STOCK BY OPTIONEES SUBJECT TO
     SECTION 16

          (a) An Option agreement may permit an Optionee to transfer a Non-Qualified Option to his or her children, grandchildren or spouse ("Immediate Family"), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners if (i) the agreement setting forth such Non-Qualified Option expressly provides that such Non-Qualified Option may be transferred only with the express written consent of the Committee, and (ii) the Optionee does not receive any
     consideration  in  any form whatsoever for such  transfer.   Any  Non-
     Qualified Option so transferred shall continue to be subject to the same terms and conditions as were applicable to such Non-Qualified
     Option  immediately  prior to the transfer thereof.   Any  Option  not
     (x) granted pursuant to any agreement expressly allowing the transfer of such Option as provided above or (y) amended expressly to permit its transfer shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable during the Optionee's lifetime only by the Optionee.

          (b)  If for any reason any Option granted to a person subject  to
     Section 16 of the Securities Exchange Act of 1934, as amended, is not approved in the manner provided for in clause (d)(1) or (d)(2) of Rule 16b-3, neither the Option (except upon its exercise) nor the Common Stock underlying the Option may be disposed of by the Optionee until six months have elapsed following the date of grant of the Option, unless the Committee otherwise specifically permits such disposition.

11.  CONTINUANCE OF RELATIONSHIP

     Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his or her employment by or other Relationship with the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or other Relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.  TERMINATION OF RELATIONSHIP OTHER THAN BY DEATH OR
     PERMANENT DISABILITY

     Except as the Committee may determine otherwise at any time with respect to any particular Non-Qualified Option granted hereunder:

          (a) In an Optionee ceases to have a Relationship for any reason other than the Optionee's death or Permanent Disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates unless such Optionee has resumed or initiated a Relationship and has a Relationship on such date. During such 90-day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of the Optionee's Relationship and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of Relationship for purposes of this Section 12, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof.

          (b) For purposes hereof, termination of an Optionee's Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement from employment under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee's retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his or her employment or other Relationship is terminated; (iv) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted); or (v) in the case of a director of the Company, the date on which such person ceases to be a director of the Company unless such person has an other Relationship at such time. The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

      13. DEATH OR PERMANENT DISABILITY OF OPTIONEE

     Except as the Committee may expressly determine otherwise at any time with respect to any particular Non-Qualified Option granted hereunder, if an Optionee shall die at a time when such person is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to the Optionee shall terminate one year after the date of the Optionee's death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of the Optionee's death or termination of the Optionee's Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.  STOCK PURCHASE NOT FOR DISTRIBUTION

     Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for the Optionee and the Optionee's transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.  PRIVILEGES OF STOCK OWNERSHIP

     No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.  ADJUSTMENTS

          (a)   If  the  number of outstanding shares of  Common  Stock  is increased  or  decreased,  or  if such  shares  are  exchanged  for  a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in
     Section 5(c) hereof shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including, without limitation, the issuance of Common Stock for consideration.

          (b) Notwithstanding the provisions of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Committee may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

          (c) Adjustments under this Section 16 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.  AMENDMENT AND TERMINATION OF PLAN

          (a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan. Amendments may be made without stockholder approval except (i) if and to the extent necessary to satisfy any applicable mandatory legal or regulatory requirements (including the requirements of any stock exchange or over-the-counter market on which the Common Stock or any other securities of the Company is listed or qualified for trading and any requirements imposed under any state securities laws or regulations as a condition to the registration of securities distributable under the Plan or otherwise), or (ii) as required for the Plan to satisfy the requirements of Section 162(m), Section 422 of the Code or any other non-mandatory legal or regulatory requirements if the Board of Directors deems it desirable for the Plan to satisfy any such requirements.

          (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee.

          (c) The terms and conditions of any Option granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of
     Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension within the meaning of Section 424(h) of the Code, of the option granted on _______________."

      18. EFFECTIVE DATE OF AMENDED AND RESTATED PLAN

     The Plan, as amended and restated hereby, shall become effective upon the later of (i) its approval by the Board and (ii) the date upon which the Company becomes subject to the version of Rule 16b-3 adopted by the Securities and Exchange Commission in Release No. 34-37260 promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that the adoption of the amendments to the Plan effected hereby to increase the number of shares that may be issued upon the exercise of Options under the Plan from 1,000,000 to 1,600,000 and to expand the eligibility provisions to include non-employee directors shall be subject to the approval of the stockholders of the Company by a majority of the outstanding shares of Common Stock; and provided further that prior to such approval by the stockholders of the Company, Options may be granted pursuant to such amended provisions of the Plan subject to obtaining the approval of the adoption of such amendments by the Company's stockholders not later than 12 months after the date of adoption of the Plan by the Board.

19.  TERM OF PLAN

     No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of approval by the Company's stockholders of the adoption of the Plan.

     The date of adoption of the Plan by the Board was September 4, 1996. The date of approval by the stockholders of the adoption of the Plan was June __, 1997.

                                 REVOCABLE PROXY

                          AMERISTAR CASINOS, INC.
               ANNUAL MEETING OF STOCKHOLDERS -- JUNE 6, 1997

     The undersigned stockholder(s) of Ameristar Casinos, Inc. (the "Company") hereby nominates, constitutes and appoints Craig H. Neilsen and Thomas M. Steinbauer, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Ameristar Casinos, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Ameristar Casino Hotel Council Bluffs located at 2200 River Road, Council Bluffs, Iowa 51501, at 3:00 p.m. (local time) on Friday, June 6, 1997, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   ELECTION OF           AUTHORITY GIVEN           WITHHOLD AUTHORITY
DIRECTORS                  to vote for the         to vote for the
                           nominees listed below   nominees.
                           (except as indicated
                           to the contrary
                           below).
  (INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through such
                          nominee's name below.)
CLASS B DIRECTORS:       PAUL I. CORDDRY               THOMAS M. STEINBAUER
2. PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S MANAGEMENT OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE PLAN TO 1.6 MILLION AND TO EXPAND THE ELIGIBILITY PROVISIONS OF THE PLAN TO INCLUDE NON-EMPLOYEE DIRECTORS
                    FOR             AGAINST          ABSTAIN
3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management currently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
    REVOKED PRIOR TO ITS EXERCISE.  PLEASE SIGN AND DATE ON THE REVERSE
                            SIDE OF THIS PROXY.
           THE  BOARD  OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY  GIVEN"
FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE MANAGEMENT OPTION PLAN. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE MANAGEMENT OPTION PLAN UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

     IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                   Dated:                        , 1997


                            (Please print name)

                        (Signature of Stockholder)

                            (Please print name)

                        (Signature of Stockholder)
                                   Please  date  this Proxy  and  sign
                                   your  name  as it appears  on  your
                                   stock   certificates.   (Executors,
                                   administrators,   trustees,   etc.,
                                   should give their full titles.  All
                                   joint owners should sign).
                                   I do   do not  expect to attend the
                                   Meeting.
                                   Number of Persons: